Exhibit 4(iii)

Form of Enrollment Form

RETIREONE FIXED CONTINGENT DEFERRED ANNUITY ENROLLMENT FORM

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

Home Office: Little Rock, Arkansas Telephone: (877) 575-2742

Mailing Address: XXXXXXXXXXXXXXX

TYPE OF ANNUITY APPLYING FOR

☐  IRA    ☐  Roth IRA    ☐  Non-Qualified

PRIMARY CERTIFICATE OWNER COMPLETE LEGAL NAME:

Residential Address:(1)                                                                                   City, State, Zip:

Mailing Address:                                                                       City, State, Zip:

SSN/TIN:                                      Date of Birth:                              Telephone:

Gender: ☐  Male    ☐  Female

Citizenship: ☐  U.S. Citizen

                    ☐  Non-U.S.Citizen (Country of Citizenship:                                         ) ☐  Resident Alien ☐  Non-Resident Alien

JOINT CERTIFICATE OWNER COMPLETE LEGAL NAME:

Relationship to Owner:

Residential Address:(1)                                                  City, State, Zip:

Mailing Address:                                                           City, State, Zip:

SSN/TIN:                          Date of Birth:                                  Telephone:

Gender: ☐  Male    ☐  Female

Citizenship: ☐  U.S. Citizen

                     ☐  Non-U.S.Citizen (Country of Citizenship:                                 ) ☐  Resident Alien ☐  Non-Resident Alien

COVERED PERSON COMPLETE LEGAL NAME:

Relationship to Owner:

Residential Address:(1)                                                  City, State, Zip:

Mailing Address:                                                           City, State, Zip:

SSN/TIN:                          Date of Birth:                                  Telephone:

Gender: ☐  Male    ☐  Female

Citizenship: ☐  U.S. Citizen

                     ☐  Non-U.S.Citizen (Country of Citizenship:                                         ) ☐  Resident Alien ☐  Non-Resident Alien

(1)	A Residential Address must be completed and cannot be a P.O. Box.

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JOINT COVERED PERSON COMPLETE LEGAL NAME:

Relationship to Owner:

Residential Address:(1)                                                  City, State, Zip:

Mailing Address:                                                                       City, State, Zip:

SSN/TIN:                                      Date of Birth:                              Telephone:

Gender: ☐  Male    ☐  Female

Citizenship: ☐  U.S. Citizen

                    ☐  Non-U.S.Citizen (Country of Citizenship:                                 ) ☐  Resident Alien ☐  Non-Resident Alien

(1)	A Residential Address must be completed and cannot be a P.O. Box.

COVERED ASSET INFORMATION

Account Number:

Account Name:

Distributor Name:                                                               Distributor Account Number:

Investment Profile:	☐ A (1.00%)
☐ B (1.15%)
☐ C (1.35%)
☐ D (1.75%)

REPLACEMENT INFORMATION

All questions in this section must be answered.

☐  No    ☐  Yes Did the Representative/Insurance Producer present and leave the applicant sales material?

☐  No    ☐  Yes Do you have any existing life insurance policies or annuity contracts?

☐  No    ☐  Yes Will this annuity replace or change any existing life insurance policies or annuity contracts?

  If yes - Company:                                                                               Policy #:

CALIFORNIA APPLICANTS 65 AND OLDER ONLY

Advisement of consequences in the sale of liquidation of assets:

☐	I have been advised that the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity or other asset used to fund the purchase of a life or annuity product may involve tax consequences, early withdrawal penalties, or other costs or penalties associated with the sale or liquidation of the asset. I have also been advised to obtain the advice of independent legal or financial counsel before selling any assets and before purchasing the life or annuity product. Please check this box indicating that you have read this statement if it applies to you.

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FRAUD AND DISCLOSURE STATEMENTS

For Applicants in AR - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in DC - WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in FL - Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For Applicants in WA - It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election.

For all other states - Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

•

Unless I have notified Transamerica Advisors Life Insurance Company of a community or marital property interest in this certificate, Transamerica Advisors Life Insurance Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this form are correct and true.

•

This application is subject to acceptance by Transamerica Advisors Life Insurance Company. If this form is rejected for any reason, Transamerica Advisors Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity certificate not being issued, delayed or unprocessed transactions, or annuity certificate termination.

I have read the Fraud and Disclosure Statements listed in this enrollment form.

Signed at:

                    City                                                                  State                                                          Date

F Owner(s) Signature: X

F Joint Owner(s) Signature: X

F Annuitant Signature (if not Owner): X

AGENT INFORMATION

Agent Full Name:

Agent ID Number:                                                          Florida Agent License Number:

Phone Number:                                                               Email Address (Optional):

F Signature: X

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